REGISTRATION STATEMENT NO. 333-_____
                                        Filed March 16, 1998

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933

                     --------------------------

                        CAVALRY BANCORP, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

              Tennessee                               62-1721072
    --------------------------------              -------------------
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

                           114 W. College Street
                       Murfreesboro, Tennessee  37133
                              (615) 893-1234
                 ----------------------------------------
                 (Address of principal executive offices)

                             Cavalry Banking
                           401(k) Savings Plan
                        ------------------------
                        (Full title of the Plan)

     Ed C. Loughry, Jr.                      Copies to:
     President and Chief                     Eric S. Kracov, Esquire
      Executive Officer                      Breyer & Aguggia
     Cavalry Bancorp, Inc.                   1300 I Street, N.W.
     114 W. College Street                   Suite 470 East
     Murfreesboro, Tennessee 37133           Washington, D.C. 20005
     (615) 893-1234                          (202) 737-7900
     ------------------------------
     Name, address and telephone
     number of agent for service

                            Page 1 of 8 Pages
                  Index to Exhibits Appears on Page 4.

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                    Calculation of Registration Fee
-----------------------------------------------------------------------------
Title of
Securities     Amount       Proposed Maximum  Proposed Maximum
to be          to be        Offering Price      Aggregate       Registration
Registered     Registered   Per Share(1)      Offering Price(1)      Fee
-----------------------------------------------------------------------------
Common Stock,
$.01 par value  500,000      $10.00(2)          $5,000,000          $1,516
-----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $10.00.

(2) 500,000 shares are being registered for issuance under the 401(k) Plan and Trust Agreement ("401(k) Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the 401(k) Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock. Pursuant to Rule 16(c), the Registration Statement also covers an indeterminate number of participation interests available thereunder.

                             -----------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Certain Documents by Reference
------

     The following documents filed with the Commission are incorporated in this Registration Statement by reference:

     (1) the Company's Registration Statement on Form S-1 (Registration No. 333-40057) filed November 12, 1997 and amendments thereto.

     (2) the description of the Common Stock set forth in the Company's Registration Statement on Form 8-A registering the Company's Common Stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed January 9, 1998.

     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
------

     Not Applicable

Item 5.   Interests of Named Experts and Counsel
------

     Not Applicable

Item 6.   Indemnification of Directors and Officers
------

     Article XI of Registrant's Charter provides for indemnification of the directors of the Registrant for monetary damages for conduct as a director, except the Registrant shall not indemnify a director in connection with a proceeding by or in the right of the Registrant in which the director was adjudged liable to the Registrant or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     Sections 48-18-502 through 48-18-504 of the Tennessee Business Corporation Act sets forth circumstances under which a corporation may indemnify and advance expenses to its directors, officers, agents and employees. Sections 48-18-502 through 48-18-504 provide as follows:

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     "48-18-502  AUTHORITY TO INDEMNIFY.--(a) Except as provided in subsection
(d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:
     (1)  He conducted himself in good faith; and
     (2)  He reasonably believed:
     (A) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and
     (B) In all other cases, that his conduct was at lease not opposed to its best interests; and
     (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
     (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subdivision (a)(2)(B).
     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
     (d)  A corporation may not indemnify a director under this section:
     (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
     (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     48-18-503      MANDATORY INDEMNIFICATION.--Unless limited by its charter, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     48-18-504      ADVANCE FOR EXPENSES.--(a) A corporation may pay for or
reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:
     (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 48-18-502;
     (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and
     (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this part.
     (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.
     (c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 48-18-506."

Item 7.   Exemption From Registration Claimed
------
     Not Applicable

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Item 8.   Exhibits
------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     No.                 Exhibit
     ---                 -------

     23.1           Consent of Rayburn, Betts & Bates, P.C.

     24             Power of attorney (see signature pages)

     99.1           401(k) Savings Plan (incorporated by reference herein as
                    Exhibit 10.5 to Amendment No. 1 to Form S-1, filed on November 12, 1997 (File No. 333-40057))

Item 9.   Undertakings
------

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

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                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cavalry Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Murfreesboro, and State of Tennessee the 2nd day of March 1998.

                              CAVALRY BANCORP, INC.


                              By:  /s/ Ed C. Loughry, Jr.
                                   ------------------------------------------
                                   Ed C. Loughry, Jr.
                                   President and Chief Executive Officer
                                   (Principal Executive Officer)

                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Ed C. Loughry, Jr. his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By:  /s/ Ed C. Loughry, Jr.                          Date: March 2, 1998
     ---------------------------------------
     Ed C. Loughry, Jr.
     President, Chief Executive Officer and
     Director (Principal Executive Officer)

By:  /s/ Hillard C. Gardner                          Date: March 2, 1998
     ---------------------------------------
     Hillard C. "Bud" Gardner
     Senior Vice President and Chief Operating
     Officer (Principal Financial and
     Accounting Officer)

By:  /s/ William H. Huddleston, III                  Date: March 2, 1998
     ---------------------------------------
     William H. Huddleston, III
     Chairman of the Board

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By:  /s/ Gary Brown                                  Date: March 2, 1998
     ---------------------------------------
     Gary Brown
     Vice Chairman of the Board

By:  /s/ Ronald F. Knight                            Date: March 2, 1998
     ---------------------------------------
     Ronald F. Knight
     Director, Executive Vice President and
     Chief Operating Officer

By:  /s/ Frank E. Crosslin, Jr.                      Date: March 2, 1998
     ---------------------------------------
     Frank E. Crosslin, Jr.
     Director

By:  /s/ Tim J. Durham                               Date: March 2, 1998
     ---------------------------------------
     Tim J. Durham
     Director

By:                                                  Date: _______, 1998
     ---------------------------------------
     Ed Elam
     Director

By:  /s/ James C. Cope                               Date: March 2, 1998
     ---------------------------------------
     James C. Cope
     Director

By:  /s/ Terry G. Haynes                             Date: March 2, 1998
     ---------------------------------------
     Terry G. Haynes
     Director

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     The Plan.  Pursuant to the requirements of the Securities and Exchange
Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CAVALRY BANKING
                                  401(k) SAVINGS PLAN

Date: March 2, 1998               By:  /s/ William S. Jones
                                       -------------------------------------
                                       William S. Jones
                                       Plan Administrator

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
                           Exhibit 23.1

                 Consent of Independent Auditors

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
                 [Letterhead of Rayburn, Betts & Bates, P.C.]


                   CONSENT OF INDEPENDENT AUDITORS'

We consent to the incorporation by reference in this Registration Statement of Calvary Bancorp, Inc. and subsidiaries, on Form S-8 of our report dated September 25, 1997 (October 9, 1997 as to the 1st paragraph of Note 20), appearing in and incorporated by reference in the Registration Statement as amended as of January 5, 1998 (No. 333-40057) on Form S-1.

                                     /s/RAYBURN, BETTS & BATES, P.C.

RAYBURN, BETTS & BATES, P.C.
Nashville, Tennessee
March 13, 1998


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                            Exhibit 24

              Power of Attorney (see signature page)

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